EXHIBIT 10.7

                                  ENTRADE INC.

                                SUBSCRIPTION AND
                       INVESTMENT REPRESENTATION AGREEMENT

Entrade Inc.
500 Central Avenue
Northfield, Illinois 60093

                                    ARTICLE 1

                        SUBSCRIPTION/JOINDER AND PURCHASE

          1.1 Subscription. The undersigned "Subscriber" hereby irrevocably subscribes for and agrees to purchase 10,000 Shares of the no par value common stock of Entrade Inc., a Pennsylvania corporation ("Company"). The price per Share will be $32.00. The "Subscription Price" set forth below the Subscriber's signature on the signature page to this Subscription and Investment Representation Agreement (this "Agreement") will establish the number of shares the investor may purchase. Subscriber's subscription is subject to acceptance by the Company, which acceptance shall only be evidenced by the Company's execution of the Acceptance of Subscription attached to and forming a part of this Agreement, and to the extent provided therein. The decision whether to accept or reject Subscriber's subscription is within the sole discretion of the Company.

         1.2 Acceptance. Subscriber's Subscription shall only be accepted if the Company, in its sole discretion, executes the Acceptance of Subscription attached to this Agreement.

         1.3 Payment of Subscription Price. The Subscriber herewith tenders to the Company: (i) a check payable to Entrade Inc., in the amount of the Subscription Price; and (ii) a completed Internal Revenue Form W-9.

         1.4 Brokerage Fee. First Union Securities ("FUS") is acting as the broker for the Subscriber in arranging this Subscription and Investment Agreement. FUS will receive a fee equal to 5% of the Subscription Price of $320,000.00. The undersigned Subscriber understands that the information provided to it with respect to the Company has not been independently verified by FUS. Accordingly, there is no representation by FUS as to the completeness or accuracy of such information. Each party hereto respectfully represents that no other brokers or representatives were or are retained by them in this Subscription and Investment Agreement. Each party further agrees to hold the other party, its successors and assigns, harmless from the claims of any other broker in connection with this Subscription and Investment Agreement for the subscription and purchase of 10,000 shares of no par value common stock. The provisions of this Section 1.4 shall survive the delivery of the Shares contemplated herein.

                                    ARTICLE 2

                         SUBSCRIBER REPRESENTATIONS AND
                        WARRANTIES AND INVESTOR AWARENESS

         2.1 Subscriber Representations and Warranties. The Subscriber makes the following representations and warranties with the intent that the same may be relied upon in determining his suitability to purchase the Shares of the Company and with the understanding that the availability of exemptions from registration of the offering may depend upon the accuracy of such representations and warranties.

                  2.1.1 Knowledge of Terms and Conditions. The Subscriber has received and read, examined, analyzed and reviewed a copy of the S.E.C. Form 10-Q filed November 12, 1999 with the Securities and Exchange Commission for the quarter ended September 30, 1999, Artra Group Incorporated Proxy Statement/Prospectus dated August 20, 1999 and Form 8-K's dated October 6, 1999 and October 28, 1999 and Form 8-KA dated December 2, 1999 (the "SEC Documents"). The Subscriber acknowledges that the Subscriber has been offered the opportunity to obtain additional information, to verify the accuracy of the information contained in the SEC Documents, to evaluate the merits and risks of this investment with independent advisers and to ask questions of the Company and Anthony E. Rothschild, General Counsel, covering the terms and conditions of the agreements and transactions contemplated by the Company, and all such questions were satisfactorily answered. The Subscriber acknowledges that he has not been furnished any other offering literature or prospectus.

                  2.1.2 Not a Registered Offering. The Subscriber understands that the Shares have not been and are not being registered either with the U.S. Securities and Exchange Commission ("SEC") or with the secretary of state of the state of incorporation or place of business of the Subscriber, and are being offered and sold pursuant to the exemption from registration provided in Regulation D ("Regulation D") promulgated under the Securities Act of 1933 by the SEC (the "1933 Act"), and limited offering exemptions provided in the "Blue Sky" laws of the states of incorporation or place of business of the Subscriber, and that no governmental agency has recommended or endorsed the Shares or made any finding or determination relating to the adequacy or accuracy of the SEC Documents or the fairness of an investment in the Company. Any representation to the contrary is a criminal offense.

                  2.1.3  Risk  Factors.  The  Subscriber   understands  and  has
         evaluated the risks involved in an investment in the Company. The Subscriber recognizes that an investment in the Company involves a substantial risk of loss by the Subscriber of his entire investment and represents and warrants that the Subscriber is able to bear the risk of this investment, including the loss of the Subscriber's entire investment, and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment.

                  2.1.4 Legal Ability; Purchase for Investment. Subscriber has the legal ability to enter into this Subscription Agreement. The information provided by Subscriber to the Company, including the information on Schedule 1 attached, is accurate, true, correct and complete in all material respects. Subscriber will promptly report any changes to the Company in writing. Schedule 1 attached to this Agreement forms a part of this Subscription Agreement. The Subscriber is subscribing for the Shares solely for his own account, for investment purposes, and not with a view to, or with any intention of, a distribution, sale, or subdivision of any Shares or for the account of any other individual, corporation, firm, entity or person.

                  2.1.5 Independent Investigation. In making his decision to purchase the Shares that are herein subscribed for, the Subscriber has relied solely upon independent investigations made by him. The Subscriber is not relying on the Company or any of its respective shareholders, members, managers, directors, officers, employees, affiliates, legal counsel, agents or representatives with respect to any risk of making an investment in the Company, or any tax or other economic considerations involved in this investment. Except as set forth herein, no representations or warranties or other statements have been made to the Subscriber by the Company or any of its respective shareholders, members, managers, directors, officers, employees, affiliates, legal counsel, agents or representatives. In making the decision whether to invest in the Shares described herein, the Subscriber has relied solely on the information contained in this Agreement.

                  2.1.6 Restrictions of Transfer. The Subscriber understands that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Subscriber represents that such Subscriber is familiar with Rule 144 of the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Subscriber understands that the Company is under no obligation to register any of the securities sold hereunder except as may be described in this Agreement under Section 2.2.6.1 or 2.2.6.2.

                  2.1.7 Accredited Investor. Unless the Subscriber has initiated
         Section 4 on the Accredited Investor Questionnaire, attached to this Agreement as Schedule 1, the Subscriber expressly represents and warrants that he is an "accredited investor" as defined in Rule 501(a) of Regulation D under the 1933 Act on account of either: (i) the fact that his net worth or joint net worth with his spouse exceeds One Million Dollars ($1,000,000) or his individual income is in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with his spouse is in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and he has a reasonable expectation of reaching the same income level in the current year, or (ii) he is an executive officer or director of the Company, or
         (iii) for any other reasons indicated in Schedule 1 hereto.

                  2.1.8 Investment Representations. The Subscriber expressly represents and warrants that:


                           2.1.8.1 the Subscriber has such knowledge and experience in financial and business matters, in general, and in investments similar to an investment in the Company, in particular, that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares described herein; and the Subscriber has obtained, in the Subscriber's discretion, sufficient information from the Company to evaluate the merits and risks of such investment;

                           2.1.8.2 the total  Subscription Price does not exceed
                  ten percent (10%) of the greater of his net worth (exclusive of home, furnishings, and automobile) as of the date hereof, individually or his net worth collectively with his spouse, and the Subscriber's financial condition is such that the Subscriber has no need for liquidity with respect to the Subscriber's investment in the Company to satisfy any existing or contemplated undertaking or indebtedness.

                           2.1.8.3 the  Subscriber  is able to bear the economic
                  risk of the Subscriber's investment in the Company for an indefinite period of time, including the risk of losing all of the Subscriber's investment; and

                           2.1.8.4 by reason of the  Subscriber's  knowledge and
                  experience in business and financial matters, the Subscriber has acquired the capacity to protect his own interest in investments of this nature and is capable of evaluating the risks, merits and other facets of this investment.

                  2.1.9 State of Residence. The Subscriber is a bona fide resident of the state set forth in his address on Page 9 herein. The Subscriber agrees that if the Subscriber's principal residence changes prior to the Company's acceptance of the Subscriber's subscription for the Shares, the Subscriber will promptly notify the Company of such changes and that, if the changes is to a state in which offers and/or sales of the Shares are prohibited by applicable law, any offer to sell any Shares to the Subscriber prior to notification of the change shall be deemed retracted and the Subscriber shall no longer be entitled to purchase the Shares pursuant to such offer.

                  2.1.10 No Misrepresentations. Any information, representations or warranties which the Subscriber has heretofore furnished or herein furnishes to the Company with respect to his financial position and business experience are correct and complete as of the date of this Agreement, and if there should be any material change in such information, representations or warranties, he will immediately inform the Company.

                  2.1.11 Acceptance on Discretion of Company. The Subscriber understands and acknowledges that the Company may, in its sole discretion, accept or reject the Subscriber's offer contained herein to purchase the Shares, and that the Company, in its sole discretion, may accept or reject Subscriber's offer, in whole or in part, and that the exercise of the Company's discretion in those matters is within the sole discretion of its management and its Board of Directors.

         2.2  Company   Representations  and  Warranties.   Effective  upon  the
Company's execution of the acceptance to this Agreement, the Company makes the following representations and warranties to the Subscriber:

                 2.2.1 Organization and Good Standing. The Company is duly organized and existing under, and by virtue of, the laws of the State of Pennsylvania and is in good standing under such laws. The Company has the requisite power as a corporation to own and operate its properties and assets, and to carry on its business as presently conducted.

                  2.2.2 Legal Power. The Company has all requisite power and authority of a corporation to enter into this Agreement, and to carry out and perform its obligations under this Agreement.

                 2.2.3 Authorization. All action on the part of the Company necessary for the issuance and sale of the Shares pursuant hereto and for the execution, performance and delivery by the Company of this Agreement has been taken. The execution, delivery and performance by the Company of this Agreement and the issuance of the Shares will not
         (i) violate (1) any provision of law applicable to the Company, except that no representation or warranty is made with respect to any so-called "blue sky laws" of any state, (2) its articles of incorporation or other organizational documents, (3) any applicable order of any court, agency or governmental authority specifically naming the Company or (4) any material indenture, agreement or other instrument to which it is a party or by which it or any of its material assets or property is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets. This Agreement is a valid and binding obligation of the Company enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

                 2.2.4 Changes. Since the date of the last filing with the SEC, to the best knowledge of the Company, after reasonable inquiry, there has not been any (i) material adverse change in the business of the Company, and (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the business, taken as a whole.

                 2.2.5 Valid Issuance. The Shares, when delivered pursuant to this Agreement against receipt of the Subscription Price by the Company, as provided herein, shall be validly issued and fully paid Shares of the Company, and will be free of any liens and encumbrances other than as a result of any actions by the Subscriber. The issuance of the Shares is not subject to preemptive or other similar rights which have not been waived.

                  2.2.6    "Piggyback" Registration.

                           2.2.6.1 Basic Right. At any time during the period commencing on the issuance date of the Shares under this Agreement ("Issue Date") and ending two years after the Issue Date, the Company proposes to register any of its equity securities under the Securities Act, other than in an offering on Form S-8 or Form S-4 or any successor form, it shall at least 10 days prior to the filing of such registration statement with the Securities and Exchange Commission (the "Commission") give notice of its intention to do so to Subscriber. If Subscriber notifies the Company within 5 days of the date of the Company notice of filing a registration statement of Subscriber's desire to include any Shares in such proposed registration statement, the Company shall, subject to the provisions of 2.2.6.2 below, include the Shares designated by Subscriber in such registration statement. Anything in this subparagraph 2.2.6.1 to the contrary notwithstanding, the "piggyback" registration rights described herein shall be available for exercise by Subscriber on one occasion only and, after the exercise thereof in accordance with the provisions set forth herein, the Company shall be under no further obligation to give Subscriber the notice described in this subparagraph 2.2.6.1 to include any of the Shares in any subsequent registration statement. The Company hereby informs Subscriber that it has a present intention to file an S-1 Registration within 45 days after acceptance hereof and shall use its best efforts to cause such registration statement to become effective as soon as possible.

                                    (a)  In  connection  with  the  registration
                           described in this Section, the Company agrees to take all action necessary to facilitate the sale by the Subscriber of the Shares, including furnishing to the Subscriber such number of prospectuses reasonably required by the Subscriber to dispose of its Shares, using its best efforts to register or qualify the Shares under the 1933 Act and applicable blue sky laws and delivering underwriting agreements and other documents customarily delivered by issuers in connection with public offerings.

                                    (b) With respect to the  inclusion of Shares
                           in a registration statement pursuant to this Section, all fees, costs and expenses of and incidental to such inclusion shall be borne by the Company; provided, however, that the Subscriber shall bear any fees and disbursements of counsel retained by the Subscriber (other than counsel also retained by the Company).

                                    (c) The  Subscriber  shall  be  entitled  to
                           customary indemnification and rights of contribution relating to the registration of the Shares.

                           2.2.6.2 Withdrawal of Registration Statement. Notwithstanding the provisions of subparagraph 2.2.6.1 above, the Company shall at all times have the absolute right to elect not to file any proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. In addition, notwithstanding the provisions of subparagraph 2.2.6.1 above, the Company may exclude from such registration statement all or a portion of the Shares for which registration was requested by Subscriber if, in the written opinion of the Company's managing underwriter for any securities being sold by the Company and registered on the same registration statement as the Shares, if any, the inclusion of all or a portion of such Shares, when added to the securities being registered for sale by the Company, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering. If less than all of the Shares requested for inclusion in said registration statement are to be excluded pursuant to the foregoing provision, the Shares which are included shall be allocated among the selling stockholders thereunder on a pro rata basis.

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

         3.1 Survival of Representations and Warranties. The representations and warranties contained herein are intended to and shall survive delivery of this Agreement and the completion of the transactions contemplated hereby, provided, however, that the representations and warranties set forth in paragraph 2.2.4 shall survive only until the expiration of the period of limitations and period of repose imposed by statute and/or case law for interpreting the securities laws, as in effect from time-to-time ("Limitations and Repose Period"), and no cause of action for breach of any representation or warranty contained in paragraph 2.2.4 may be brought after the expiration of the Limitations and Repose Period.

         3.2      Indemnification.

                  3.2.1 By Subscriber. The Subscriber agrees to indemnify and hold harmless the Company, its officers and directors and each other person, if any, who controls or is controlled by any of them, within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, the reasonable expenses of counsel) arising out of or based upon (i) any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction; (ii) any action for securities law violations instituted by the Subscriber which is resolved by judgment against the Subscriber; or (iii) the disposition of any Shares which the Subscriber will receive, contrary to the Subscriber's declaration, representations and warranties in this Agreement.

                  3.2.2 By Company. The Company agrees to indemnify and hold harmless the Subscriber against any and all, loss, liability, claim, damage and expense whatsoever (including, but not limited to, the reasonable expenses of counsel) arising out of or based upon any false representation or warranty or breach or failure by the Company or its agents to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company to the Subscriber in connection with this transaction, provided that in no event shall the Company's indemnification obligations hereunder exceed the Subscription Price plus interest at a rate equal to ten percent (10%) per annum.

         3.3 Notices and Addresses. All notices required to be given under this Agreement shall be in writing and shall be mailed by certified or registered mail, hand delivered or delivered by next business day courier. Any notice to be sent to the Company shall be mailed to the principal place of business of the Company or to such other address as the Company may specify in a notice sent to the Subscriber. All notices to the Subscriber shall be mailed or delivered to the address of the Subscriber set forth below or to such other address as the Subscriber may hereafter specify in a notice to the Company. Notices shall be effective on the date three (3) days after the date of mailing or, if hand delivered or delivered by next day business courier, on the date of delivery.

         3.4 Governing Law. This Agreement is governed by and is to be construed in accordance with the laws of the state of Illinois without regard to conflicts of laws principles.

         3.5 Successors and Assigns. This Agreement shall be binding upon and inure to the parties hereto, and each of their respective legal representatives and successors. This Agreement is not transferable or assignable by the Subscriber or the Company.

         3.6   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

         3.7 Modifications To Be In Writing. This Agreement constitutes the entire understanding of the parties hereto and no amendment, restatement, modification or alteration will be binding unless the same is in writing signed by the party against whom any such amendment, restatement, modification or alteration is sought to be enforced.

         3.8 Interpretation. All pronouns contained herein shall be deemed to include the feminine, masculine and neuter, singular or plural, as the identity of the parties hereto may require. The captions of the various paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the construction of any paragraph of this Agreement. All capitalized words or expressions not defined in this Agreement shall have the respective meanings ascribed to them in the Memorandum, unless the context otherwise requires.

         3.9 Validity and Severability. If any provision of this Agreement is held invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law, and all other provisions shall remain.

         3.10 Statutory References. Each reference in this Agreement to a particular statute or regulation, or a provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, or to any similar or superseding statute or regulation, or provision thereof, as is from time to time in effect.

         3.11 Additional Documents. The Subscriber shall promptly execute all such additional documents as may be required by the Company relating to the sale of the Shares hereunder.

         3.12 Jurisdiction. The Subscriber irrevocably submits to the exclusive personal jurisdiction of the courts of the state of Illinois for the County of Cook and the United States District Court for the Northern District of Illinois in any suit, action or proceeding brought to enforce this Agreement. The Subscriber hereby irrevocably waives, to the fullest extent permitted by law, any objection which the Subscriber may now have or hereafter may have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum or any other forum. Subscriber further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Subscriber. Nothing in this paragraph shall limit the right of the Company to bring proceedings against the Subscriber in the courts of any appropriate jurisdiction.

         3.13 Legal  Proceedings.  There is no  material  legal or  governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject, which has not been disclosed to the investor or in the SEC Documents.

         IN WITNESS WHEREOF, the Subscriber has executed this Agreement on December 30, 1999.


SUBSCRIBER:

Subscriber's Signature:  _____________________________

Name:    James Filler

Address:  ____________________________________________


Telephone No.:  ______________________________________

Social Security Number:  _____________________________

Number of Shares at $32.00 each:  10,000

Total Subscription Price: $320,000

                      (FOR COMPLETION ONLY BY THE COMPANY)

                                  ENTRADE INC.
                           ACCEPTANCE OF SUBSCRIPTION

         The undersigned Company hereby accepts the foregoing Subscription and Investment Representation Agreement on behalf of Entrade Inc., subject to the terms and conditions thereof for the "Accepted Amount" set forth below.

     Subscriber Name:                                James and Carol Filler

     Subscription Price (Tendered):                  $320,000

     Accepted Amount:                                $320,000

     Portion of Subscription Price Returned:         $-0-

     Number of Shares to be issued:                  10,000






                                      ENTRADE INC.,
                                      a Pennsylvania corporation

                                      By:      _________________________

                                      Title:   _________________________

                                      Date of Acceptance: December 30, 1999